Filed Pursuant to Rule 433
                                                    Registration No.: 333-121744


                               [BEAR STEARNS LOGO]

                      Reverse Convertible Note Securities

                            BEAR, STEARNS & CO. INC.
                           STRUCTURED PRODUCTS GROUP
                                 (212) 272-6928
--------------------------------------------------------------------------------

New Issue

                                                      STRUCTURED EQUITY PRODUCTS
                                                                Indicative Terms


                                [GRAPHIC OMITTED]


THE BEAR STEARNS COMPANIES INC.
INVESTMENT HIGHLIGHTS
-------------------------------
1-year term to maturity.

o Note offering linked to the common stock of Wheeling-Pittsburgh Corporation (the "Reference Asset").

o The Note pays an annualized fixed rate coupon; payments are made quarterly in arrears.

o The Notes are a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody's / A by S&P).

o     Issue price for the Note offering: 100% of principal amount ($1,000);

o The Note is not principal protected if: (i) the Closing Price of the Reference Asset ever equals or falls below the Contingent Protection Level at any time from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.

o The Note does not participate in the upside of the Reference Asset. Even if the Final Level of the Reference Asset exceeds the Initial Level of the Reference Asset, your return will not exceed the principal amount invested plus the coupon payments.

                                                                                                            Initial
                                                                                        Contingent          Public
                                                              Term to    Coupon         Protection         Offering
Reference Asset                                     Symbol    Maturity     Rate         Percentage           Price
-------------------------------------------------- ---------- ---------- --------- --------------------- --------------
Wheeling-Pittsburg Corporation, common stock,        WPSC      1-year    [14.50%]         54.95%             100%
par value $0.01 per share, traded on the Nasdaq
Global Market

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------

GENERAL TERMS FOR NOTE OFFERING
-------------------------------
      This free writing prospectus relates to the offering of a Note linked to the common stock of Wheeling-Pittsburg Corporation. We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part. Although the Note offering relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or as to the suitability of an investment in the Note.

-----------------------------------------------------------------------------------------------------------------------------
ISSUER:                          The Bear Stearns Companies Inc.
-----------------------------------------------------------------------------------------------------------------------------
ISSUER'S RATING:                 A1 / A (Moody's / S&P)
-----------------------------------------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT:                $[2,000,000]
-----------------------------------------------------------------------------------------------------------------------------
DENOMINATIONS:                   $1,000 per Note and $1,000 multiples thereafter.
-----------------------------------------------------------------------------------------------------------------------------
REFERENCE ASSET:                 The common stock of  Wheeling-Pittsburgh  Corporation,  par value $0.01 per share, traded on the Nasdaq Global Market under the symbol "WPSC"
-----------------------------------------------------------------------------------------------------------------------------
PRICING DATE:                    July [26], 2006
-----------------------------------------------------------------------------------------------------------------------------
SETTLEMENT DATE:                 August [1], 2006
-----------------------------------------------------------------------------------------------------------------------------
CALCULATION DATE:                July [26], 2007
-----------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                   August [1], 2007
-----------------------------------------------------------------------------------------------------------------------------
COUPON RATE (PER ANNUM):         [14.50%], calculated on the basis of a 360 day year of 12 equal 30-day months.
-----------------------------------------------------------------------------------------------------------------------------
CONTINGENT PROTECTION PERCENTAGE:54.95% of the Initial Level.
-----------------------------------------------------------------------------------------------------------------------------
CONTINGENT PROTECTION LEVEL:     $12.09 (Contingent Protection Percentage x Initial Level).
-----------------------------------------------------------------------------------------------------------------------------
AGENT'S DISCOUNT:                [__]
-----------------------------------------------------------------------------------------------------------------------------
CASH SETTLEMENT VALUE:           We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the Reference Asset never equals or falls below the Contingent Protection Level at any time from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

                                 However, if both of the  following  are  true,  the  amount of  principal  you  receive  at maturity  will be  reduced by the  percentage  decrease  in the  Reference  Asset:  (i) the
                                 Closing Price of the Reference  Asset ever equals or falls below the Contingent  Protection
                                 Level at any time from the Pricing Date up to and including the Calculation  Date; and (ii)
                                 the Final  Level of the  Reference  Asset is less than the Initial  Level of the  Reference
                                 Asset.  In that event,  we, at our option,  will either:  (i) physically  deliver to you an amount of the Reference  Asset equal to the Exchange Ratio plus the  Fractional  Share Cash
                                 Amount (which means that you will receive  shares with a market value that is less than the full principal amount of your Notes);  or (ii) pay you a cash amount equal to the principal amount you invested  reduced by the percentage  decrease in the Reference  Asset. It is our intent to physically deliver the Reference Asset when applicable,  but we reserve the right to settle the Note in cash.
-----------------------------------------------------------------------------------------------------------------------------
INTEREST PAYMENT DATES:          [November 1, 2006,  February 1, 2007,  May 1, 2007 and August 1, 2007,] to be disclosed in the final pricing supplement.
-----------------------------------------------------------------------------------------------------------------------------
INITIAL LEVEL:                   [22.00]
-----------------------------------------------------------------------------------------------------------------------------
FINAL LEVEL:                     The Closing Price of the Reference Asset on the Calculation Date.
-----------------------------------------------------------------------------------------------------------------------------
EXCHANGE RATIO:                  [__];  i.e.,  $1,000 divided by the Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash).
-----------------------------------------------------------------------------------------------------------------------------
FRACTIONAL SHARE CASH AMOUNT:    An amount in cash per Note equal to the Final Level  multiplied by the difference  between (x)
                                 $1,000  divided by the Initial Level  (rounded to the nearest three  decimal  places),  and
                                 (y) the Exchange Ratio.
-----------------------------------------------------------------------------------------------------------------------------
CUSIP:                           [073902KS6]
-----------------------------------------------------------------------------------------------------------------------------
LISTING:                         The Note will not be listed on any U.S. securities exchange or quotation system.
-----------------------------------------------------------------------------------------------------------------------------

                                     - 2 -              BEAR, STEARNS & CO. INC.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------

ADDITIONAL TERMS SPECIFIC TO THE NOTES
--------------------------------------
      You should read this document together with the prospectus, dated February 2, 2005 (the "Prospectus"), as supplemented by the prospectus supplement, dated February 16, 2006 (the "Prospectus Supplement"). You should carefully consider, among other things, the matters set forth in "Risk Factors" and "Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset" in the Prospectus Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/777001/000104746906002070/
a2167609z424b2.htm

SELECTED RISK CONSIDERATIONS
----------------------------
      The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction -with the sections "Risk Factors" and "Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset," beginning on pages S-5 and S-12, respectively, in the Prospectus Supplement.

o Suitability of Note for Investment -- A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Pricing Supplement. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

o Not Principal Protected --The Notes are not principal protected. If both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Closing Price of the Reference Asset ever equals or falls below the Contingent Protection Level at any time from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

o Return Limited to Coupon -- Your return is limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of the Reference Asset.

o No Secondary Market -- Because the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for the Notes on request. However, there can be no guarantee that bids for outstanding Notes will be made in the future; nor can the prices of those bids be predicted.

o No Interest, Dividend or Other Payments -- You will not receive any interest or dividend payments or other distributions on the stock comprising the Reference Asset; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

o Taxes -- We intend to treat the Note as a put option written by you in respect of the Reference Asset and a deposit with us of cash in an amount equal to the issue price of the Note to secure your potential obligation under the put option, and we intend to treat the deposit as a short-term debt instrument for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See "Certain U.S. Federal Income Tax Considerations" below.

o The Notes may be Affected by Certain Corporate Events and you will have Limited Antidilution Protection. -- Following certain corporate events relating to the underlying Reference Asset (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor's common stock. The Calculation Agent for the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the Reference Asset, Contingent Protection Level, Contingent Protection Price and Exchange Ratio for certain events affecting the Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the Reference Asset. If an event occurs that is perceived by the market to dilute the Reference Asset but that does not require the Calculation Agent to adjust the amount of the Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.


                                     - 3 -              BEAR, STEARNS & CO. INC.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------

INTEREST AND PAYMENT AT MATURITY
--------------------------------

Interest. The interest rate for the Note is designated on the cover of this free-writing prospectus. The interest paid will include interest accrued from the Settlement Date to, but excluding, the relevant Interest Payment Date or Maturity Date. Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date before each Interest Payment Date. However, interest payable on the Maturity Date will be payable to the person to whom principal is payable. If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Payment at Maturity. We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the Reference Asset never equals or falls below the Contingent Protection Level at any time from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

      However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference
Asset: (i) the Closing Price of the Reference Asset ever equals or falls below the Contingent Protection Level at any time from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.

      In that event, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset. It is our intent to physically deliver the Reference Asset when applicable, but we reserve the right to settle the Note in cash.

      We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

REFERENCE ASSET INFORMATION
---------------------------

      We urge you to read the section "Sponsors or Issuers and Reference Asset" on page S-20 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Reference Asset can be located by reference to the SEC file number provided below.

      The summary information below regarding the company issuing the stock comprising the Reference Asset comes from the issuer's SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the Reference Asset with the SEC. Investors are urged to refer to the SEC filings made by the issuer and to other publicly available information (such as the issuer's annual report) to obtain an understanding of the issuer's business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of the issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of the issuer.

Wheeling-Pittsburgh Corporation ("WPSC")

Wheeling-Pittsburgh Corporation's ("WPSC") common stock, par value $0.01 per share, trades on the Nasdaq Global Market. WPSC is engaged in the production of steel and various steel products using both integrated and electric arc furnace technology. WPSC's SEC file number is 000-50300.


                                     - 4 -              BEAR, STEARNS & CO. INC.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES
-----------------------------------------

      The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset. You should not construe these examples or the data included in the tables set forth below as an indication of the expected performance of the Notes. Some amounts are rounded and actual returns may be different.

Assumptions:
      o Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.
      o     Initial Level: $22
      o     Contingent Protection Percentage: 54.95%
      o     Contingent Protection Level: $12.09 ($22 x 54.95%)
      o     Exchange Ratio: 45 ($1,000/$22)
      o Coupon: 14.50% per annum, paid quarterly ($36.25 per quarter) in arrears.
      o The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or if any brokerage fees or charges were incurred, would increase the total return on the Notes relative to the total return of the Reference Asset.
      o     Maturity: 1 year
      o Dividend and dividend yield on the Reference Asset: $0 and 0% per annum

      Example 1 - On the Calculation Date, the Final Level of $26.40 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus four interest payments of $36.25 each, for payments totaling $1,145.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,200.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 14.5% return with an investment in the Notes and a 20.00% return with a direct investment in the Reference Asset.

      Example 2 - On the Calculation Date, the Final Level of $17.60 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Price. As discussed in example 1 above, an investor would receive total payments of $1,145.00, earning a 14.5% return over the term of the Notes. A direct investment in the Reference Asset during that same one-year time period would have generated a return of $800.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 14.5% return with an investment in the Notes and incurred a loss of 20% with a direct investment in the Reference Asset.

      Example 3 - During the term of the Note, the Closing Price at one point falls below the Contingent Protection Level, and on the Calculation Date, the Final Level of $15.40 is below the Initial Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the four interest payments of $36.25, which is 45 shares (worth $15.40 each) plus $7.00 (the Fractional Share Cash Amount) plus $145.00 (four interest payments of $36.25 each). The cash equivalent equals $845.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $700.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 15.50%, while a direct investment in the Reference Asset would have resulted in a loss of 30.00%.


                                     - 5 -              BEAR, STEARNS & CO. INC.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------


                  Table of Hypothetical Cash Settlement Values

           Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Price On or Before the Calculation Date

                                   Investment in the Notes       Direct Investment in the Reference Asset
                               ------------------------------   ------------------------------------------
                                             Total
                                             Coupon
                                  Cash      Payments   1-Year   Percentage Change in
                Hypothetical   Settlement    (in %     Total     Value of Reference
Initial Level   Final Level      Value       Terms)    Return          Asset           1-Year Total Return
-------------   ------------   ----------   --------   ------   --------------------   -------------------
22.00                  30.80   $ 1,000.00      14.50%   14.50%         40.00%                 40.00%

22.00                  28.60   $ 1,000.00      14.50%   14.50%         30.00%                 30.00%

22.00                  26.40   $ 1,000.00      14.50%   14.50%         20.00%                 20.00%

22.00                  24.20   $ 1,000.00      14.50%   14.50%         10.00%                 10.00%

22.00                  22.00   $ 1,000.00      14.50%   14.50%          0.00%                  0.00%

22.00                  19.80   $ 1,000.00      14.50%   14.50%        -10.00%                -10.00%

22.00                  17.60   $ 1,000.00      14.50%   14.50%        -20.00%                -20.00%

                  Table of Hypothetical Cash Settlement Values

             Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Price On or Before the Calculation Date

                                   Investment in the Notes       Direct Investment in the Reference Asset
                               ------------------------------   ----------------------------------------------

                                             Total
                                             Coupon
                                  Cash      Payments   1-Year
                Hypothetical   Settlement    (in %     Total      Percentage Change in
Initial Level   Final Level      Value       Terms)    Return   Value of Reference Asset   1-Year Total Return
-------------   ------------   ----------   --------   ------   ------------------------   -------------------
22.00                  39.60   $ 1,000.00      14.50%   14.50%           80.00%                   80.00%

22.00                  37.40   $ 1,000.00      14.50%   14.50%           70.00%                   70.00%

22.00                  35.20   $ 1,000.00      14.50%   14.50%           60.00%                   60.00%

22.00                  33.00   $ 1,000.00      14.50%   14.50%           50.00%                   50.00%

22.00                  30.80   $ 1,000.00      14.50%   14.50%           40.00%                   40.00%

22.00                  28.60   $ 1,000.00      14.50%   14.50%           30.00%                   30.00%

22.00                  26.40   $ 1,000.00      14.50%   14.50%           20.00%                   20.00%

22.00                  24.20   $ 1,000.00      14.50%   14.50%           10.00%                   10.00%

22.00                  22.00   $ 1,000.00      14.50%   14.50%            0.00%                    0.00%
-------------   ------------   ----------   --------   ------   ------------------------   -------------------
22.00                  19.80   $   900.00      14.50%    4.50%          -10.00%                  -10.00%

22.00                  17.60   $   800.00      14.50%  -5.50%           -20.00%                  -20.00%

22.00                  15.40   $   700.00      14.50%  -15.50%          -30.00%                  -30.00%

22.00                  13.20   $   600.00      14.50%  -25.50%          -40.00%                  -40.00%

22.00                  11.00   $   500.00      14.50%  -35.50%          -50.00%                  -50.00%

22.00                   8.80   $   400.00      14.50%  -45.50%          -60.00%                  -60.00%


                                     - 6 -              BEAR, STEARNS & CO. INC.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------

      The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.


                        Quarterly     Quarterly     Quarterly
   Quarter Ending          High          Low          Close
---------------------------------------------------------------

March 30, 2004                25.50         17.79        21.97

June 30, 2004                 23.20         12.06        20.86

September 30, 2004            32.07         19.26        31.31

December 31, 2004             42.00         26.04        38.54

March 31, 2005                44.82         29.42        31.05

June 30, 2005                 33.10         15.29        15.38

September 30, 2005            20.82         14.62        16.73

December 31, 2005             16.70          8.03         9.02

March 31, 2006                20.74          8.57        18.36

June 30, 2006                 27.50         15.50        19.89

July 1, 2006 to July
27, 2006                      22.97         17.19        21.93

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
----------------------------------------------

      You should carefully consider, among other things, the matters set forth in "Certain U.S. Federal Income Tax Considerations" in the Prospectus Supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

      There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated for federal income tax purposes as a put option written by you (the "Put Option") that permits us to (1) sell the Reference Asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) "cash settle" the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the Reference Asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the "Deposit") to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the Reference Asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as "short-term obligations" for U.S. federal income tax purposes. Please see the discussion under the heading "Certain U.S. Federal Income Tax Considerations-Tax Treatment of U.S. Holders-Short-Term Deposits" in the accompanying Prospectus Supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

      The chart below indicates the yield on the Deposit and the Put Premium, as described in the Prospectus Supplement under the heading "Certain U.S. Federal Income Tax Considerations." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

      PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

[BEAR STEARNS LOGO]                                    STRUCTURED PRODUCTS GROUP
--------------------------------------------------------------------------------

                                                          Coupon Rate, per        Yield on the       Put Premium, per
          Reference Asset            Term to Maturity          Annum           Deposit, per Annum          Annum
          ---------------            ----------------          -----           ------------------          -----
Wheeling-Pittsburg Corporation            1-year              [14.50%]                [5.593]%             [8.907]%








                                     - 8 -              BEAR, STEARNS & CO. INC.